TRUMP'S CASTLE HOTEL & CASINO, INC.

                         INCORPORATED UNDER THE LAWS OF
                             THE STATE OF NEW JERSEY

                              AMENDED AND RESTATED


                                     BY-LAWS
                                     -------


                                    ARTICLE I

                                    OFFICES.

     The registered office of the Corporation in New Jersey shall be at One Castle Boulevard, Atlantic City, New Jersey 08401, and Patricia M. Wild shall be the resident agent of this Corporation in charge thereof. The Corporation may also have such other offices at such other places, within or without the State of New Jersey, as the Board of Directors may from time to time designate or the business of the Corporation may require.


                                   ARTICLE II

                                  SHAREHOLDERS.

     SECTION 1. ANNUAL MEETING. The annual meeting of Shareholders for the election of directors and the transaction of any other business shall be held on such date at the principal office of the Corporation or at such place within or without the State of New Jersey as the Board of Directors shall authorize. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as expressly provided by law, the Certificate of Incorporation or these By-laws.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the Board of Directors or by the President and shall be called by the President or the Secretary at the request in writing of one (1) director or at the request in writing by Shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

     SECTION 3. NOTICE OF MEETINGS. Written notice of the time and place of any Shareholder's meeting whether annual or special shall be given to each Shareholder entitled to vote thereat, by personal delivery or by mailing the same to him at his address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the date of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.



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     SECTION 4. VOTING LIST. The Secretary will prepare and make, at least ten
(10) days before every election of directors, a complete list of the Shareholders entitled to vote, arranged in alphabetical order and showing the address of each Shareholder and the number of shares of each Shareholder. Such list shall be open at the place where the election is to be held for said ten
(10) days and at the principal office of the Corporation, to the examination of any Shareholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any Shareholder who may be present.

     SECTION 5. RECORD DATE OF SHAREHOLDERS. The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any annual meeting of Shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of Shareholders for any purposes, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding the transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

     If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the day next preceding the date on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. The record date for determining Shareholders, for any purpose other than giving notice to those entitled to vote at or entitled to notice of a meeting of Shareholders, shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.


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     SECTION 6. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if consent or consents in writing, setting forth the action so taken, shall be signed by the holders of 100% of the outstanding stock entitled to vote thereon and shall be delivered to the Corporation by delivery to its registered office in the State of New Jersey, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

     SECTION 7. WAIVER OF NOTICE OF OR LAPSE OF TIME.

     (a) Notice of meeting need not be given to any Shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

     (b) Whenever Shareholders are authorized to take any action after the lapse of a prescribed period of time, the action may be taken without such lapse if such requirement is waived in writing, in person or by proxy, before or after the taking of such action, by every Shareholder entitled to vote thereon as at the date of the taking of such action.

     SECTION 8. QUORUM OF SHAREHOLDERS. Unless otherwise provided in the Certificate of Incorporation, the holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting. The Shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.


                                   ARTICLE III

                                   DIRECTORS.

     SECTION 1. NUMBER AND QUALIFICATIONS. The business of the Corporation shall be managed by its Board of Directors, each of who shall be at least eighteen
(18) years of age and otherwise qualified pursuant to law. The Board of Directors shall consist of seven (7) members.

     SECTION 2. DURATION OF OFFICE. The directors chosen at any meeting shall hold office until the next election and until their successors are elected and qualify.

     SECTION 3. REGULAR MEETINGS. The Board of Directors shall hold an annual meeting immediately following the annual meeting of Shareholders at the place of such annual meeting of


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Shareholders. In addition, other regular meetings may be held at such times and places as may be determined by the Directors.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President of the Corporation.

     SECTION 5. NOTICE AND PLACE OF MEETINGS. Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting also, shall be mailed to each Director addressed to him at his residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or if sent to him at such place by telegraph or cable, or delivered personally or by telephone, not later than two (2) days before the day on which the meeting is to be held.

     SECTION 6. BUSINESS TRANSACTED AT MEETINGS, ETC. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by law.

     SECTION 7. QUORUM OF DIRECTORS. A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law, the Certificate of Incorporation or these By-laws. The members of the Board of Directors shall act only as the Board and the individual members thereof shall not have any powers as such.

     SECTION 8. ACTION WITHOUT A MEETING. Any action authorized or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to such action, all of the Directors of the Corporation unanimously consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board. Such consent shall have the same effect as a unanimous vote of the Board of Directors for all purposes.

     SECTION 9. MEETINGS THROUGH USE OF COMMUNICATIONS EQUIPMENT. Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons


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participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.


                                   ARTICLE IV

                                    OFFICERS.

     SECTION 1. NUMBER. The officers of the Corporation shall be a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this
Article IV.

     SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The officers shall be chosen by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until his resignation, removal or other separation. Except as otherwise provided by law, any number of offices may be held by the same person.

     SECTION 3. OTHER OFFICERS. Other officers, including one or more additional Vice-Presidents, Assistant Secretaries or Assistant Treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors.

     SECTION 4. REMOVAL OF OFFICERS. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the entire Board of Directors.

     SECTION 5. RESIGNATION. Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

     SECTION 6. FILLING OF VACANCIES. A vacancy in any office however caused, may be filled by election or appointment by the Board of Directors.

     SECTION 7. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be a director and shall preside at all meetings of the Board of Directors at which he shall be present, and shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors.

     SECTION 8. PRESIDENT. Subject to the direction of the Board of Directors, the President shall, when present, preside at all meetings of the Shareholders, and, in the absence of the Chairman of the Board of Directors, at meetings of the Board of Directors. He shall be the chief executive officer of the Corporation,


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and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

           SECTION 9. VICE-PRESIDENT. The Vice-Presidents, or any of them, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The Vice-Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

     SECTION 10. SECRETARY. The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these By-Laws.

     SECTION 11. ASSISTANT SECRETARIES. The Assistant Secretary, if there be one, or, if there are more than one, the Assistant Secretaries in the order determined by the President or the Board of Directors, shall, in the absence of disability of the Secretary, perform such duties and exercise such powers as are incident to the office of Secretary, or as may from time to time be assigned to him by the President or Board of Directors, or as prescribed by these By-Laws.

     SECTION 12. TREASURER. The Treasurer shall perform such duties and have powers as are usually incident to the office of Treasurer of which may be assigned to him by the Board of Directors.

     SECTION 13. ASSISTANT TREASURERS. The Assistant Treasurer, if there be one, or, if there are more than one, the Assistant Treasurers in the order determined by the President or the Board of Directors, shall, in the absence of disability of the Treasurer, perform such duties and exercise such powers as are incident to the office of Treasurer, or as may from time to time be assigned to him by the President or Board of Directors, or as prescribed by these By-Laws.


                                    ARTICLE V

                                 CAPITAL STOCK.

     SECTION 1. ISSUES OF CERTIFICATES OF STOCK. Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be signed by the President or one of the Vice-Presidents, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and the seal


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of the Corporation of a facsimile thereof shall be impressed or affixed or reproduced thereon.

     SECTION 2. REGISTRATION AND TRANSFER OF SHARES. The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer.

     The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates of stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

     SECTION 3. LOST, DESTROYED AND MUTILATED CERTIFICATES. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of New Jersey.

     SECTION 4. RESTRICTIVE LEGENDS. To the extent required by law, every security issued by this Corporation shall bear on both sides of the certificate evidencing such security, a statement of the restrictions imposed by Section 105 of the Casino Control Act, N.J.S.A. 5:12-1 et seq., and such other restrictions required by Indiana gaming laws.


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                                   ARTICLE VI

                           SHAREHOLDER QUALIFICATION.

     A. NEW JERSEY QUALIFICATION. All transfers (as defined by the New Jersey Casino Control Act N.J.S.A. 5:12-1 et seq., and the regulations promulgated thereunder) (the "Casino Control Act") of securities (as defined by the Casino Control Act), shares and other interests in the Corporation shall be subject to the right of prior approval by the New Jersey Casino Control Commission (the "Commission"); and the Corporation shall have the absolute right to repurchase at the market price or purchase price, whichever is the lesser, any security, share or other interest in the Corporation in the event that the Commission disapproves a transfer in accordance with the provisions of the Casino Control Act.

     All securities of the Corporation are held subject to the condition that, if a holder thereof is found to be disqualified by the Commission pursuant to the provisions of the Casino Control Act, such holder shall (a) dispose of his or her interest in the Corporation; (b) not receive any dividends or interest upon any such securities; (c) not exercise, directly or through any trustee or nominee, any voting right conferred by such security; and (d) not receive any remuneration in any form from the casino licensee for services rendered or otherwise. If any unsuitable or disqualified holder fails to dispose of his securities within 180 days following such disqualification, (i) such security shall be subject to redemption by the Corporation, at the market price or purchase price, whichever is the lesser and (ii) such unsuitable or disqualified holder shall indemnify the Corporation for any and all direct or indirect costs, including attorneys' fees, incurred by the corporation as a result of such holders continuing ownership or failure to divest promptly.

     These By-laws are deemed to include all provisions required by the Casino Control Act and, to the extent that anything contained herein is inconsistent with same, the provisions of the Casino Control Act shall govern. All provisions of the Casino Control Act, to the extent required by law to be included in these By-laws, are incorporated herein by reference as if fully set forth herein.


                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS.

     SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December.

     SECTION 2. CORPORATE SEAL. The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by


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causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 3. NOTICES. Except as otherwise expressly provided, any notice required by these By-laws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or by telegraphing or cabling the same to such person at such addresses; and such notice shall be deemed to be given at the time it is mailed, telegraphed or cabled.

     SECTION 4. WAIVER OF NOTICE. Any shareholder or director may at any time, by writing or by telegraph or by cable, waive any notice required to be given under these By-laws, and if any shareholder or director shall be present at any meeting his presence shall constitute a waiver of such notice.

     SECTION 5. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of New Jersey.


                                  ARTICLE VIII

                                   AMENDMENTS.

     The Board of Directors or the Shareholders shall have the power to make, rescind, alter, amend and repeal these By-laws in accordance with law and the Certificate of Incorporation.


                                   ARTICLE IX

                           CONFLICTS WITH CERTIFICATE.

     If the provisions of the Corporation's Certificate of Incorporation conflict with these By-laws, the provisions of the Corporation's Certificate of Incorporation shall control and the By-laws shall be of no force and effect to the extent of such conflict.


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